                                                                      EXHIBIT 20


                     DAIMLER-BENZ AUTO GRANTOR TRUST 1997-A
                            MONTHLY SERVICING REPORT
                   SERVICER: MERCEDES-BENZ CREDIT CORPORATION
                             TRUSTEE: CITIBANK, N.A.



COLLECTION PERIOD: OCTOBER 20, 2000
DISTRIBUTION DATE: 11/20/2000

STATEMENT FOR CLASS A AND CLASS B CERTIFICATEHOLDERS PURSUANT TO
SECTION 4.9 OF THE POOLING AND SERVICING AGREEMENT                                                      Per $1,000 of Original
                                                                                                           Class A/Class B
                                                                                                          Certificate Amount
                                                                                                          ------------------
      (i)   Principal Distribution
                Class A Amount                                                          $6,908,139.18        $10.514361
                Class B Amount                                                            $325,514.42        $10.514361
     (ii)   Interest Distribution
                Class A Amount                                                            $385,582.83         $0.586867
                Class B Amount                                                             $18,168.82         $0.586867
    (iii)   Monthly Servicing Fee                                                          $66,735.81         $0.097003
                                                                                 ---------------------
                Monthly Supplemental Servicing Fee                                              $0.00         $0.000000
                Class A Percentage of the Servicing Fee                                    $63,732.70         $0.097003
                Class A Percentage of the Supplemental Servicing Fee                            $0.00         $0.000000
                Class B Percentage of the Servicing Fee                                     $3,003.11         $0.097003
                Class B Percentage of the Supplemental Servicing Fee                            $0.00

     (iv)   Class A Principal Balance (end of Collection Period)                       $69,571,099.28
            Class A Pool Factor (end of Collection Period)                                 10.588896%
            Class B Principal Balance (end of Collection Period)                        $3,278,219.44
            Class B Pool Factor (end of Collection Period)                                 10.588896%

      (v)   Pool Balance (end of Collection Period)                                    $72,849,318.72

     (vi)   Class A Interest Carryover Shortfall                                                $0.00
            Class A Principal Carryover Shortfall                                               $0.00
            Class B Interest Carryover Shortfall                                                $0.00
            Class B Principal Carryover Shortfall                                               $0.00

    (vii)   Amount Otherwise Distributable to the Seller that is Distributed to
                   Either the Class A or Class B Certificateholders                             $0.00           $0.0000


   (viii)   Balance of the Reserve Fund Property (end of Collection Period)
                Class A Amount                                                          $6,879,784.34
                Class B Amount                                                                  $0.00

     (ix)   Aggregate Purchase Amount of Receivables repurchased by the
                                Seller or the Servicer                                          $0.00
